UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2012

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Akmerkez B Blok Kat 5-6 Nispetiye Caddesi 34330 Etiler, Istanbul, Turkey	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2012, the Board of Directors of TransAtlantic Petroleum Ltd. (the “Company”) accepted the resignation of Gary T. Mize from his position as President and Chief Operating Officer of the Company. Mr. Mize’s resignation is effective as of January 5, 2012. It is anticipated that the Company will enter into a severance arrangement with Mr. Mize in due course.

On January 5, 2012, the Board of Directors appointed Mr. Mustafa Yavuz as the Company’s Chief Operating Officer, effective immediately. Mr. Yavuz, 48, has been employed by Thrace Basin Natural Gas (Turkiye) Corporation (“TBNG”) since 1987 and has served as its Vice President and Chief Operating Officer since 2004. Mr. Yavuz holds a bachelor’s degree in geological engineering from Ankara University. TBNG became a wholly owned subsidiary of the Company when it was acquired from Mustafa Mehmet Corporation, an oil and gas exploration and production company, in June 2011.

On January 9, 2012, the Company issued a press release announcing the resignation of Mr. Mize and the appointment of Mr. Yavuz. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release, dated January 9, 2012, issued by TransAtlantic Petroleum Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2012

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release, dated January 9, 2012, issued by TransAtlantic Petroleum Ltd.